[EX-99.906CERT]

Exhibit (b)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:       /s/ David DiPetrillo
                                                                                                                              David DiPetrillo

President (Principal Executive Officer)

Date:       September 21, 2021

By:       /s/ James Windels

James Windels

Treasurer (Principal Financial Officer)

Date:       September 21, 2021

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.